AGHORN ENERGY, INC.

August 20, 2008

Anthem Holdings, Inc., a Texas corporation
Amen Minerals, LLC
Softsearch Investments, LP
Debeck, LLC

Re: Yarbrough and Allen Properties
Crane, Ward, Ector and Winkler Counties

Gentlemen:

Pursuant to our agreement, Aghorn Energy, Inc., a Texas corporation, agrees for a period of one year from June 1, 2008, ending May 31, 2009, to acquire the referenced properties as sold to the above named parties from the above named parties for the purchase price paid by each party, less any and all net revenues received by each party.

Yours Truly,

Frosty Gilliam, Jr.
Aghorn Energy, Inc. a Texas Corporation
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